EXHIBIT 23.6

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-68376, 33-99852, 333-4160, 333-32033, and 333-53495 each on Form S-3, and in
Registration Statement Nos. 33-68354, 333-27827, and 333-62653 each on Form S-8, of Industrial Holdings, Inc. of our report dated March 5, 1999 for Blastco Services Company and Subsidiary for the years ended December 31, 1997 and 1996 and September 19, 1997 for GHX, Incorporated and Subsidiary for the years ended June 30, 1997 and 1996 appearing in this Current Report on Form 8-K of Industrial Holdings, Inc.

SIMONTON, KUTAC & BARNIDGE, L.L.P.

Houston, Texas
August 17, 1999